     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2005

                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             HAWAIIAN HOLDINGS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

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                          DELAWARE                                                         71-0879698

(State or Other Jurisdiction of Incorporation or Organization)                 (I.R.S. Employer Identification No.)

                                             3375 KOAPAKA STREET, SUITE G-350
                                                   HONOLULU, HI 96819

                                (Address of Principal Executive Offices including Zip Code)

                                         HAWAIIAN AIRLINES, INC. STOCK BONUS PLAN

                                                (Full Title of the Plan)

                     MARK B. DUNKERLEY                                                       COPY TO:
                  CHIEF EXECUTIVE OFFICER                                           CHARLES I. WEISSMAN, ESQ.
                  HAWAIIAN HOLDINGS, INC.                                                  DECHERT LLP
             3375 KOAPAKA STREET, SUITE G-350                                          30 ROCKEFELLER PLAZA
                    HONOLULU, HI 96819                                               NEW YORK, NEW YORK 10112
                      (808) 835-3700                                                      (212) 698-3500

       (Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
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                         CALCULATION OF REGISTRATION FEE

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                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                REGISTERED(1)       PER SHARE(2)          PRICE (2)            FEE(2)
---------------------------------------------------------------------------------------------------------------------

Common stock, par value $0.01 per share    1,500,000 shares         $ 4.07            $ 6,105,000          $ 718.56
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(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported by the American Stock Exchange, of the common stock of the registrant on August 12, 2005.

                                EXPLANATORY NOTE

      This registration statement registers the offer and sale of 1,500,000 shares of the common stock, par value $0.01 per share (the "Common Stock"), of
Hawaiian Holdings, Inc. (the "Company") that may be issued and sold under the
Hawaiian Airlines, Inc. Stock Bonus Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the
   Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC")
   either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section
   10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December
31, 2004 (except for the financial statements and schedule included in Items 8 and 15, which were replaced by those included in the Current Report on Form
8-K/A filed on August 15, 2005), which is the Company's latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March
31, 2005 and June 30, 2005; the Company's Current Reports on Form 8-K filed on
January 14, 2005, January 24, 2005, February 23, 2005, March 14, 2005, March 22,
2005, April 22, 2005, April 29, 2005, May 4, 2005, May 11, 2005, May 24, 2005,
June 3, 2005, June 7, 2005 (as amended by the Current Report on Form 8-K/A filed on August 15, 2005, which includes updated financial statements and schedules replacing those previously filed under Items 8 and 15 of the Company's Annual
Report on Form 10-K for the fiscal year ended December 31, 2004), and July 14,
2005; the Company's Definitive Proxy Statement for the Annual Meeting of
Stockholders held on July 7, 2005, filed on June 13, 2005; and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c) The description of the Company's Common Stock contained in the Company's
Registration Statement on Form 8-A, filed on August 26, 2002 and the Amendments to Form 8-A on Form 8 filed on August 29, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF THE SECURITIES.

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the General Corporation Law of the State of Delaware (the
"DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of
Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation limits the liability of directors, for monetary damages for breaches of fiduciary duties as a director, to the fullest extent permitted by Delaware law. Our By-laws provide for the indemnification of our directors and officers and state that the Company shall pay the expenses
(including attorneys' fees) incurred by a director or officer defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under our By-laws or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to

indemnify such person against such liability under this section. We maintain a global Directors' and Officers' liability insurance policy that provides coverage to our directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this registration statement.

4.1        Hawaiian Airlines, Inc. Stock Bonus Plan.
5.1        Opinion of Dechert LLP.
23.1       Consent of Ernst & Young LLP.
23.2       Consent of Dechert LLP (included in Exhibit 5.1).
24.1       Power of Attorney (included on the signature page hereto).

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)   To include any prospectus required by Section 10(a)(3) of the
              Securities Act of 1933;

        (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the
              foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
              Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration
              statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities
        Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
    Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
    Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
    Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Diego, State of California, on August 19,
2005.

                                    HAWAIIAN HOLDINGS, INC.

                                    By:          /s/ RANDALL L. JENSON
                                        ----------------------------------------

                                    Name: Randall L. Jenson
                                    Title: Chief Financial Officer and Treasurer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randall L. Jenson, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments)
and additions to this Registration Statement on Form S-8, and any subsequent registration statements pursuant to Rule 462(b) under the Securities Act of
1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                  TITLE                        DATE
----------------------------        ------------------------------------    ---------------

   /s/ MARK B. DUNKERLEY                         President,
----------------------------        Chief Executive Officer and Director    August 19, 2005
     Mark B. Dunkerley

   /s/ RANDALL L. JENSON             Chief Financial Officer, Treasurer
----------------------------                    and Director                August 19, 2005
     Randall L. Jenson

/s/ LAWRENCE S. HERSHFIELD                        Director
----------------------------               (Chairman of the Board)          August 19, 2005
  Lawrence S. Hershfield

                                                  Director
----------------------------
    Gregory S. Anderson

                                                  Director
----------------------------
  Bert T. Kobayashi, Jr.

                                                  Director
----------------------------
      Donald J. Carty

    /s/ THOMAS B. FARGO                           Director                  August 19, 2005
----------------------------
      Thomas B. Fargo
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